Exhibit 23.1

Consent of Independent Accountants

The Board of Directors

USANA Health Sciences, Inc.

We consent to the incorporation by reference in the Registration Statements on Form S-8 (File Nos. 333-02934, 333-02860, 333-96645, 333-128103, and 333-133385) of USANA Health Sciences, Inc. of our report dated September 21, 2010, with respect to the financial statements of BabyCare Holdings, Ltd. as of December 31, 2009, 2008 and 2007 which is included in this Form 8-K/A.

/s/  PricewaterhouseCoopers Zhong Tian CPAs Limited Company

Beijing, People’s Republic of China

October 6, 2010